UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2015

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Boulevard, Suite 950 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2015, Catasys, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional accredited investors (the “Investors”), pursuant to which the Company received an aggregate gross proceeds of $2.0 million from the Investors for the sale of approximately $2.12 million principal amount of 12% Original Issue Discount Convertible Debenture due January 18, 2016 (the “Bridge Notes”) and five-year warrants to purchase an aggregate of 530,303 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $2.00 per share (the “Warrants”). The closing of the Purchase Agreement occurred on April 17, 2015.

The conversion price of the Bridge Notes and the exercise price of the Warrants is $2.00 per share, subject to adjustments, including for issuances of common stock and common stock equivalents below the then current conversion or exercise price, as the case may be.  The Bridge Notes are unsecured, bear interest at a rate of 12% per annum payable in cash or shares of Common Stock, subject to certain conditions, at the Company’s option, and are subject to mandatory prepayment upon the consummation of certain future financings.

Chardan Capital Markets, LLC acted as the sole placement agent for this transaction, in consideration for which it received $160,000 from the Company.

The Company intends to use the net proceeds of this transaction of $1,815,000 for working capital and the re-payment of $560,000 of outstanding indebtedness incurred by way of short term, interest free loans over the past two months to an affiliate of Terren S. Peizer, the Company’s Chairman and Chief Executive Officer.

The investors will receive 200,000 additional shares of Common Stock if the Company has not consummated a public offering of at least $5 million in gross proceeds by September 30, 2015.  In connection with the Purchase Agreement, the Investors have agreed, subject to certain exceptions for shares owned prior to this transaction or acquired in the open market subsequent to this transaction, not to sell or dispose of any shares prior to October 15, 2015, subject to earlier termination of such lock-up if we have not filed a registration statement for a public offering by May 31, 2015. In addition, the Company’s officers and directors also entered into lock-up agreements pursuant to which they agreed not to sell or dispose any securities of the Company beneficially owned by them until the Bridge Notes are no longer outstanding.

The investors are also entitled, until April 17, 2016, to participate in certain future financings of the Company.

The foregoing descriptions of the Purchase Agreement, the Bridge Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Bridge Notes and the Warrants, forms of which are filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference. The securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 4.1	Form of 12% Original Issue Discount Convertible Debenture Due January 18, 2016
Exhibit 4.2	Form of Common Stock Purchase Warrant
Exhibit 10.1	Form of Securities Purchase Agreement, dated April 16, 2015, by and between Catasys, Inc. and each purchaser identified on the signature pages thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: April 21, 2015	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer